Exhibit 99.1

Martin Midstream Partners L.P. Announces Receipt of Requisite Consents to Amend Indenture Pursuant to Exchange Offer and Separate Related Cash Tender Offer for Existing Notes and Early Participation Results

KILGORE, Texas, July 24, 2020 (GLOBE NEWSWIRE) — Martin Midstream Partners L.P. (Nasdaq: MMLP) (the “Partnership”) announced today that, in connection with its and its subsidiary, Martin Midstream Finance Corp.’s (“FinanceCo” and, together with the Partnership, the “Issuers”), previously announced (1) offer to exchange (the “Exchange Offer”), consent solicitation, rights offering and plan solicitation made pursuant to the confidential Exchange Offer Memorandum, Consent Solicitation, Rights Offering, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated July 9, 2020 (the “Offering Memorandum”) to Eligible Holders (as defined below), and (2) separate but related offer to purchase (the “Cash Tender Offer”) and consent solicitation made pursuant to the Offer to Purchase and Consent Solicitation Statement, dated July 9, 2020 (the “Offer to Purchase”) to Other Holders (as defined below), it has received tenders and consents as of 5:00 p.m., New York City time, on July 23, 2020 (the “Early Participation Date”) of the Issuers’ 7.25% senior unsecured notes due 2021 (the “Existing Notes”) as set forth in the following table.

Title of Notes	Aggregate Outstanding	Election Option	Principal Amount Tendered by Early Participation Date	Percent Tendered by Early Participation Date
7.25% Senior Unsecured Notes due 2021	$364,456,000	Exchange Offer Option 1 – Cash Election	$1,769,000	0.485%

		Exchange Offer Option 2 – Exchange Notes Election	$34,484,000	9.462%

		Exchange Offer Option 3 – New Notes and Exchange Notes Election	$298,085,000	81.789%

		Cash Tender Offer	$1,125,000	0.309%

Total			$335,463,000	92.045%

As previously announced, the Exchange Offer and the Cash Tender Offer are scheduled to expire at 5:00 p.m., New York City time, on August 7, 2020, unless extended or earlier terminated by the Partnership (such date and time with respect to the Exchange Offer or the Cash Tender Offer, as applicable, as the same may be extended or earlier terminated with respect to such offer, the “Expiration Time”). Eligible Holders may tender their Existing Notes in the Exchange Offer until the Expiration Time. Other Holders may tender their Existing Notes in the Cash Tender Offer until the Expiration Time. It is expected that the closing of the Exchange Offer and the closing of the Cash Tender Offer will be on or about August 12, 2020, which is the third business day following the Expiration Time, or as soon as practicable thereafter (such date and time, as the same may be extended with respect to the Exchange Offer or the Cash Tender Offer, as applicable, the “Settlement Date”).

Certain holders of the Existing Notes (the “Supporting Holders”), who as of the date hereof, beneficially owned approximately $270.7 million aggregate principal amount, or approximately 74.3%, of the outstanding Existing Notes, have agreed to, among other things, support and use commercially reasonable efforts to complete the transactions, including by (i) tendering their Existing Notes in the Exchange Offer in accordance with the Backstop Agreement, dated as of July 9, 2020, between the Partnership and certain of its subsidiaries, and certain of the Supporting Holders, which was attached as Exhibit 10.2 to the Partnership’s Current Report on Form 8-K filed on July 9, 2020, (ii) delivering their consents in the related consent solicitation and (iii) voting in favor of the prepackaged plan of reorganization, as contemplated by the Restructuring Support Agreement, dated as of June 25, 2020, between the Partnership, its general partner and certain of its subsidiaries, and the Supporting Holders, which was attached as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on June 26, 2020, as amended as previously disclosed in the Partnership’s Current Report on Form 8-K filed on July 9, 2020.

The Exchange Offer and the Cash Tender Offer are each subject to certain closing conditions, including, among other things, participation in the offers by at least 95% of the outstanding principal amount of Existing Notes as of the Expiration Time (the “Minimum Participation Condition”). The Minimum Participation Condition has not yet been met. The Partnership reserves the right, in its sole discretion, to: (1) delay accepting any tendered Existing Notes and delivered consents, terminate or amend or extend the Exchange Offer, Cash Tender Offer or related consent solicitations and not to accept for exchange or purchase any Existing Notes not previously accepted for exchange or purchase; and (2) amend, modify or waive, in part or in whole, at any time, or from time to time, the terms of the Exchange Offer, the Cash Tender Offer or the related consent solicitations in any manner not prohibited by law.

Consent Solicitations

According to information provided to the Partnership by Epiq Corporate Restructuring, LLC (“Epiq”) as of the Early Participation Date, as set forth in the table above, holders of the Existing Notes had validly tendered (and not validly withdrawn) an aggregate principal amount of $335,463,000 of the Existing Notes, representing approximately 92.045% of the aggregate principal amount of the Existing Notes in the Exchange Offer and the Cash Tender Offer. Based on the tenders and consents received in the Exchange Offer and the Cash Tender Offer, the Partnership has received the requisite majority consent necessary for the adoption of the proposed amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes (the “Existing Notes Indenture”), which will, among other things, eliminate substantially all of the restrictive covenants in the Existing Notes Indenture, delete certain events of default, and shorten the period of advance notice required to be given to holders of Existing Notes from 30 days to 3 business days in the case of a redemption of the Existing Notes. Promptly following the Expiration Time, the Partnership, FinanceCo, the guarantors party thereto and the trustee under the Existing Notes Indenture will enter into a supplemental indenture (the “Supplemental Indenture”) to amend the Existing Notes Indenture. The Supplemental Indenture will become effective upon execution, but the Supplemental Indenture will not become operative until the time immediately prior to delivery by the Partnership of the Exchange Offer consideration and the Cash Tender Offer consideration at the direction of the Exchange Agent and the Depositary and Information Agent (each as defined below) on the Settlement Date. Thereafter, Eligible Holders of Existing Notes not validly tendered in the Exchange Offer that remain outstanding and Other Holders of Existing Notes not validly tendered in the Cash Tender Offer that remain outstanding will be bound by the Proposed Amendments even though they have not consented to the Proposed Amendments.

Exchange Offer

Pursuant to the terms of the Exchange Offer, Eligible Holders who validly tendered and did not validly withdraw their Existing Notes and their consents on or prior to the Early Participation Date will receive total consideration for each $1,000 in principal amount of Existing Notes tendered of either (1) $650 in cash (subject, along with the Cash Tender Offer, to a combined cap of $77.0 million in aggregate principal amount of Existing Notes) (“Option 1”), (2) $1,000 in principal amount of 11.50% senior secured second lien notes due 2025 (the “Exchange Notes”) (“Option 2”), or (3) (a) the right to acquire (the “Rights Offering”) an Eligible Holder’s pro rata share of $50.0 million of 10.00% senior secured 1.5 lien notes due 2024 (the “New Notes”), the proceeds of which will be used to fund the cash portion of the Exchange Offer and the Cash Tender Offer, to purchase Existing Notes on a pro rata basis from Eligible Holders that participate in the Rights Offering with Excess Proceeds (as defined below), if any, and any remaining proceeds will be used for general partnership purposes and (b) $1,000 in principal amount of Exchange Notes for such Eligible Holder’s Existing Notes remaining after application of the Excess Proceeds (“Option 3”), at the option of each Eligible Holder that elects to participate in the Exchange Offer, subject to adjustments as described in the Offering Memorandum. Eligible Holders who validly tender their Existing Notes after the Early Participation Date but at or prior to the Expiration Time will receive exchange consideration for each $1,000 in principal amount of Existing Notes tendered of either (i) $600 cash or (ii) $950 principal amount of Exchange Notes. Eligible Holders of Existing Notes accepted for exchange will also receive accrued and unpaid interest from and including February 15, 2020 until the Settlement Date. Eligible Holders’ rights to validly withdraw tendered Existing Notes and validly delivered consents expired on the Early Participation Date. Accordingly, tendered Existing Notes in the Exchange Offer may no longer be withdrawn (except in the limited circumstances described in the Offering Memorandum).

If the amount of cash consideration required to be paid pursuant to the cash portion of the Exchange Offer and the Cash Tender Offer (the “Total Cash Consideration”) is less than $50.0 million, the Partnership will first purchase Existing Notes from each Eligible Holder electing Option 3, on a pro rata basis based upon such Eligible Holder’s participation in the Rights Offering relative to all Eligible Holders who participated in the Rights Offering, with Excess Proceeds at a purchase price equal to $1,000 per Existing Note, and the balance of Existing Notes each such Eligible Holder tendered that were not accepted for purchase for cash will be exchanged into Exchange Notes as if such Eligible Holder had made an election pursuant to Option 2 with respect to such balance of Existing Notes. “Excess Proceeds” will be an amount equal to (i) the difference between $50.0 million and the Total Cash Consideration multiplied by (ii) 0.85.

The Exchange Offer and Rights Offering will be made, and the applicable exchange consideration is being offered and will be issued, only to holders (1) who are (x) “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (y) institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3), and (7) of Regulation D (“Regulation D”) of the Securities Act (“Institutional Accredited Investors”), in each case, in a private transaction in reliance upon an applicable exemption from the registration requirements of the Securities Act, such as those provided by Section 4(a)(2) and/or Regulation D, and (2) outside the United States, who are not “U.S. persons” (“Non-U.S. Persons”), as defined in Regulation S (“Regulation S”) under the Securities Act, in offshore transactions in reliance upon an applicable exemption from the registration requirements of the Securities Act, such as that provided by Regulation S (“Eligible Holders”). Only Eligible Holders are authorized to receive the Offering Memorandum and to participate in the Exchange Offer and Rights Offering. The Exchange Offer is made only by, and pursuant to, the terms set forth in the Offering Memorandum.

If and when issued, the Exchange Notes and the New Notes will not be registered under the Securities Act or with any securities regulatory authority of any state or other jurisdiction. Therefore, the Exchange Notes and the New Notes may not be offered or sold in the United States or to or for the account or benefit of any U.S. persons except pursuant to an offering or sale registered under, an exemption from or in a transaction not subject to the registration requirements of the Securities Act and any applicable state securities laws.

Epiq is serving as the Information Agent, Solicitation Agent, Exchange Agent, Subscription Agent, and Voting Agent (the “Exchange Agent”) in connection with the Exchange Offer and the related consent solicitation, Rights Offering and plan solicitation. Questions concerning the Exchange Offer and the related consent solicitation, Rights Offering and plan solicitation or requests for additional copies of the Offering Memorandum or other related documents may be directed to Epiq at Tabulation@epiqglobal.com, with a reference to “Martin Midstream” in the subject line. Eligible Holders who desire to obtain and complete an Exchange Offer eligibility letter should also contact the Exchange Agent at the email address above. Consult your broker, dealer, commercial bank or trust company or other nominee for assistance on how to tender your Existing Notes and related consents.

Neither the Issuers nor any other person makes any recommendation as to whether holders should tender their Existing Notes in the Exchange Offer or provide the consent to the Proposed Amendments in the consent solicitation, and no one has been authorized to make such a recommendation. Eligible Holders of securities should read carefully the Offering Memorandum before making an investment decision to participate in the Exchange Offer. In addition, Eligible Holders must make their own decisions as to whether to tender their Existing Notes in the Exchange Offer and provide the consent in the related consent solicitation, and if they so decide, the principal amount of the Existing Notes to tender.

Cash Tender Offer

Pursuant to the terms of the Cash Tender Offer, the consideration for each $1,000 principal amount of the Existing Notes validly tendered after the Early Participation Date and accepted by us for purchase by Other Holders pursuant to the Cash Tender Offer will be $600. Other Holders who validly tendered and did not validly withdraw their Existing Notes and their consents on or prior to the Early Participation Date will receive total consideration of $650 for each $1,000 principal amount of the Existing Notes validly tendered and accepted by us for purchase pursuant to the Cash Tender Offer. Each Other Holder will also receive accrued and unpaid interest on its Existing Notes from February 15, 2020 up to, but not including, the Settlement Date for all of its Existing Notes validly tendered and accepted by us for purchase pursuant to the Cash Tender Offer. Other Holders’ rights to validly withdraw tendered Existing Notes and validly delivered consents expired on the Early Participation Date. Accordingly, tendered Existing Notes in the Cash Tender Offer may no longer be withdrawn (except in the limited circumstances described in the Offer to Purchase).

Holders of Existing Notes that are not QIBs, not Institutional Accredited Investors and not Non-U.S. Persons are eligible to participate in the Cash Tender Offer (such holders, the “Other Holders”). Eligible Holders are not Other Holders, and therefore not eligible to participate in the Cash Tender Offer. The Cash Tender Offer is made only by, and pursuant to, the terms set forth in the Offer to Purchase.

Other Holders of Existing Notes may also contact their brokers, dealers, commercial banks or trust companies for assistance concerning the Cash Tender Offer and related consent solicitation. Epiq will act as the Depositary and Information Agent (the “Depositary and Information Agent”) for the Cash Tender Offer and related consent solicitation. Questions regarding the terms of the Cash Tender Offer and related consent solicitation may also be directed to the Depositary and Information Agent. Requests for additional copies of documentation related to the Cash Tender Offer and related consent solicitation, requests for copies of the Existing Notes Indenture and any questions or requests for assistance in tendering may be directed to the Depositary and Information Agent at Tabulation@epiqglobal.com, with a reference to “Martin Midstream” in the subject line. Other Holders who desire to obtain and complete a Cash Tender Offer eligibility letter should also contact the Depositary and Information Agent at the email address above.

Neither the Issuers nor any other person makes any recommendation as to whether holders should tender their Existing Notes in the Cash Tender Offer or provide the consent to the Proposed Amendments in the consent solicitation, and no one has been authorized to make such a recommendation. Other Holders of securities should read carefully the Offer to Purchase before making an investment decision to participate in the Cash Tender Offer. In addition, Other Holders must make their own decisions as to whether to tender their Existing Notes in the Cash Tender Offer and provide the related consent in the consent solicitation, and if they so decide, the principal amount of the Existing Notes to tender.

Additional Information

This press release is for informational purposes only and does not constitute an offer to purchase or exchange or a solicitation of an offer to purchase or exchange any Existing Notes or an offer to sell securities. The Exchange Offer, the related consent solicitation, the Rights Offering and the related plan solicitation are being made solely through, and pursuant to the terms of the confidential Offering Memorandum. The Cash Tender Offer and the related consent solicitation are being made solely through, and pursuant to, the terms of the confidential Offer to Purchase. The offers are not be made to holders of the Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Exchange Notes and the New Notes issuable upon exercise of the rights in the Rights Offering are also subject to further restrictions on transfer as set forth in the Offering Memorandum.

About Martin Midstream Partners L.P.

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services.

Forward Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally, on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the Partnership’s ability to refinance its senior unsecured notes due February 15, 2021 prior to August 19, 2020, (iii) the Partnership’s pursuit of strategic alternatives, (iv) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (v) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

The information in the Partnership’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings the Partnership makes with the SEC.

Additional information concerning the Partnership is available on the Partnership’s website at www.MMLP.com or by contacting:

Sharon Taylor – Head of Investor Relations

(877) 256-6644